LOAN AND SECURITY AGREEMENT


                                 by and between


                     EVANS & SUTHERLAND COMPUTER CORPORATION


                                       and



                          FOOTHILL CAPITAL CORPORATION





                          Dated as of December 14, 2000






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                                TABLE OF CONTENTS

                                                                           Page

1.   DEFINITIONS AND CONSTRUCTION.............................................1

     1.1    Definitions.......................................................1
     1.2    Accounting Terms.................................................18
     1.3    Code.............................................................18
     1.4    Construction.....................................................18
     1.5    Schedules and Exhibits...........................................19

2.   LOAN AND TERMS OF PAYMENT...............................................19

     2.1    Revolving Receivables Advances...................................19
     2.2    Revolving Real Estate Advances...................................20
     2.3    Letters of Credit................................................21
     2.4    Overadvances.....................................................23
     2.5    Interest and Letter of Credit Fees:
            Rates, Payments, and Calculations................................23
     2.6    Collection of Accounts...........................................26
     2.7    Crediting Payments; Float Charge; Application of
            Collections......................................................26
     2.8    Designated Account...............................................27
     2.9    Maintenance of Loan Account; Statements of Obligations...........27
     2.10   Fees.............................................................27

3.   CONDITIONS; TERM OF AGREEMENT...........................................28

     3.1    Conditions Precedent to the Initial Advance and
            the Initial Letter of Credit.....................................28
     3.2    Conditions Precedent to all Advances and all
            Letters of Credit................................................30
     3.3    Condition Subsequent.............................................31
     3.4    Term.............................................................31
     3.5    Effect of Termination............................................31
     3.6    Early Termination or Paydown by Borrower.........................32
     3.7    Termination Upon Event of Default................................32

4.   CREATION OF SECURITY INTEREST...........................................32

     4.1    Grant of Security Interest.......................................32
     4.2    Negotiable Collateral............................................33
     4.3    Collection of Accounts, General Intangibles, and
            Negotiable Collateral............................................33
     4.4    Delivery of Additional Documentation Required....................33
     4.5    Power of Attorney................................................33
     4.6    Right to Inspect.................................................34
     4.7    Control Agreements...............................................34

5.   REPRESENTATIONS AND WARRANTIES..........................................34

     5.1    No Encumbrances..................................................35
     5.2    Eligible Accounts................................................35
     5.3    Location of Chief Executive Office; FEIN.........................35
     5.4    Due Organization and Qualification; Subsidiaries.................35
     5.5    Due Authorization; No Conflict...................................36

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     5.6    Litigation.......................................................37
     5.7    No Material Adverse Change.......................................37
     5.8    Solvency.........................................................37
     5.9    Employee Benefits................................................37
     5.10   Environmental Condition..........................................38
     5.11   Compliance With The ADA..........................................38
     5.12   Compliance with Laws.............................................38
     5.13   Registration of Copyrights.......................................38

6.   AFFIRMATIVE COVENANTS...................................................39

     6.1    Accounting System................................................39
     6.2    Collateral Reporting.............................................39
     6.3    Financial Statements, Reports, Certificates......................39
     6.4    Tax Returns......................................................41
     6.5    Returns..........................................................41
     6.6    Maintenance of Equipment.........................................41
     6.7    Taxes............................................................42
     6.8    Insurance........................................................42
     6.9    No Setoffs or Counterclaims......................................44
     6.10   Compliance with Laws.............................................44
     6.11   Leases...........................................................44
     6.12   Environmental Condition..........................................44
     6.13   Compliance With The ADA..........................................46
     6.14   Location of Inventory and Equipment..............................46
     6.15   Disclosure Updates...............................................46
     6.16   Title to Equipment...............................................46
     6.17   Registration of Copyrights.......................................47

7.   NEGATIVE COVENANTS......................................................47

     7.1    Indebtedness.....................................................47
     7.2    Liens............................................................48
     7.3    Restrictions on Fundamental Changes..............................48
     7.4    Disposal of Assets...............................................48
     7.5    Change Name......................................................48
     7.6    Nature of Business...............................................48
     7.7    Prepayments and Amendments.......................................49
     7.8    Change of Control................................................49
     7.9    Distributions....................................................49
     7.10   Accounting Methods...............................................49
     7.11   Investments......................................................49
     7.12   Transactions with Affiliates.....................................50
     7.13   Suspension.......................................................50
     7.14   Compensation.....................................................50
     7.15   Use of Proceeds..................................................50
     7.16   Change in Location of Chief Executive Office;
            Inventory and Equipment with Bailees.............................50
     7.17   Financial Covenants..............................................50
     7.18   Capital Expenditures.............................................51
     7.19   Securities Accounts..............................................51

8.   EVENTS OF DEFAULT.......................................................51

9.   FOOTHILL'S RIGHTS AND REMEDIES..........................................53

     9.1     Rights and Remedies.............................................53

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     9.2     Remedies Cumulative.............................................55
     9.3     Foreclosure Not A Discharge.....................................55

10.  TAXES AND EXPENSES REGARDING THE COLLATERAL............................ 56

11.  WAIVERS; INDEMNIFICATION............................................... 56

     11.1   Demand; Protest; etc.............................................56
     11.2   Foothill's Liability for Collateral..............................56
     11.3   Indemnification..................................................57

12.  NOTICES.................................................................57

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................58

14.  DESTRUCTION OF BORROWER'S DOCUMENTS.....................................59

15.  GENERAL PROVISIONS......................................................59

     15.1   Effectiveness....................................................59
     15.2   Successors and Assigns...........................................59
     15.3   Section Headings.................................................59
     15.4   Interpretation...................................................60
     15.5   Severability of Provisions.......................................60
     15.6   Amendments in Writing............................................60
     15.7   Counterparts; Telefacsimile Execution............................60
     15.8   Revival and Reinstatement of Obligations.........................60
     15.9   Lending Relationship.............................................61
     15.10  Integration......................................................61


     SCHEDULES

     Schedule P-1      Permitted Liens
     Schedule R-1      Real Property
     Schedule 5.4      Subsidiaries
     Schedule 5.6      Litigation
     Schedule 5.9      ERISA Plans
     Schedule 6.14     Location of Inventory and Equipment
     Exhibit C-1       Form of Compliance Certificate
     Exhibit C-2       Form of Compliance Certificate




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                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of December 14, 2000, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Borrower"), with its chief executive office located at 600 Komas Drive, Salt Lake City, Utah 84108.

     The parties agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Act" means all present and future laws, regulations, statutes, common law, rules, ordinances, zoning requirements, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state, or local government, instrumentality, or body, as the same may be amended, modified, or supplemented from time to time, or any applicable treaty entered into with foreign governments, as the same may be amended, modified, or supplemented from time to time.

               "ADA"   means   the   Americans   with   Disabilities   Act,   42
          U.S.C.ss.ss.12101, et. seq., and all applicable rules and regulations promulgated thereunder.

               "Advances" means Receivables Advances and Real Estate Advances.

               "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.
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               "Agreement" has the meaning set forth in the preamble hereto.

               "Amortizing Base Amount" means the sum of Twenty-Two Million Dollars ($22,000,000) minus: (i) for the first full seventeen calendar months of this Agreement, the sum of Two hundred Twenty-Nine Thousand, One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($229,166.67) for each and every partial or full month; and (ii) for each and every month thereafter during the term of this Agreement, the previous month's amount is reduced by the sum of Three Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($366,666.67); and (iii) reduced further by each RP Release Price, upon receipt by Foothill of each such amount.

               "Assignment of Claims" means those certain assignment of claims forms to be filed with various government entities, the quantity, form and substance of which shall be acceptable to Foothill in the exercise of its Permitted Discretion.

               "Assignment of Sub-Leases" means an Absolute Assignment of Sub-Leases and Rents executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill in its sole and absolute discretion, with respect to the Real Property Collateral, which assigns the leases and rents derived therefrom, and the related improvements thereto.

               "Authorized Person" means any officer or other employee of Borrower.

               "Average Undrawn Portion of Letters of Credit" means, as of any date of determination, the average undrawn Daily Balance of all Letters of Credit that were outstanding during the immediately preceding month, except that with respect to such definition when used in the context of the unused line fee set forth in Section 2.10(b), the computation shall be computed on all Letters of Credit that were outstanding during the immediately preceding fiscal quarter.

               "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. S 101 et seq.), as amended, and any successor statute.

               "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

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               "Borrower"  has the  meaning  set forth in the  preamble  to this
          Agreement.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information relating or pertaining thereto.

               "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California, are required or permitted to be closed.

               "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities
          Exchange Act of 1934), directly or indirectly, of more than thirty-three percent (33%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

               "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means each of the following:

               (a) the Accounts,

               (b) Borrower's Books,

               (c) the Equipment,

               (d) the General Intangibles,

               (e) the Inventory,

               (f) the Investment Property,

               (g) the Negotiable Collateral,

               (h) the Real Property Collateral,

               (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

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               (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books,
          Equipment,  General  Intangibles,   Inventory,   Investment  Property,
          Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "Compliance Certificate" means a certificate substantially in the form of Exhibits C-1 or C-2, as applicable, delivered by the chief financial officer or Vice President/Treasurer of Borrower to Foothill.

               "Consent to Hypothecation of Lease" means a consent executed by the lessor of the Real Property Collateral (i) consenting to the granting and recordation of the Mortgages, and (ii) waiving Lien rights or interests in, if any, the Equipment or Inventory, in form and substance satisfactory to Foothill.

               "Control  Agreements"  means one or more control  agreements,  if established pursuant to Section 4.7, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

               "Daily Balance" means with respect to each day during the term of this Agreement the amount of the relevant Obligation owed at the end of such day.

               "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "Designated Account" means account number 02-12295-0 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

               "Designated Account Bank" means Zions First National Bank, N.A., whose office is located at 1 South Main Street, Salt Lake City, Utah 84111, and whose ABA number is 124000054.

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

               "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior ninety (90) days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

               "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of fifteen percent (15%).

               "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

               "Dollars or $" means United States dollars.

               "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Foothill in Foothill's Permitted Discretion to address the results of any audit of Borrower's Accounts performed by Foothill from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:

               (a) Accounts that the Account Debtor has failed to pay within sixty (60) days of due date or Accounts with selling terms of more than sixty (60) days,

               (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

               (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

               (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

               (e) Accounts that are not payable in Dollars,

               (f) Accounts, other than Eligible Foreign Accounts, with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Foothill,

               (g) Accounts in excess of Two Hundred Fifty Thousand Dollars ($250,000) with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Foothill, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Foothill's satisfaction),

               (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

               (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed either the dollar or percentage limitations of all Eligible Accounts set forth below, to the extent of the obligations owing by such Account Debtor in excess of such dollar limitation or percentage:

                    (q) The Boeing Company, thirty-three percent (33%),

                    (r) J. F. Taylor, Inc., fifteen percent (15%),

                    (s) United States Air Force-DOD, twenty-five percent (25%),

                    (t) United States Navy-DOD, twenty-five percent (25%),

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

                    (u) Lockheed Martin, twenty-five percent (25%),

                    (v) CAE Electronics, Ltd., twenty-five percent (25%),

                    (w)  Thomson  Training  &  Simulation,  twenty-five  percent
               (25%),

                    (x) STN Atlas Elektronik, GMBH, thirty-three percent (33%),

                    (y) Eligible Foreign Accounts,  in the aggregate,  in excess of three million dollars ($3,000,000), and

                    (z) all other Account Debtors not listed  immediately  above in subsections(i)(q-y), ten percent (10%):

                    provided, however, that at no time can the Eligible Accounts of the  largest  three  account  debtors  listed  in  subsections
               (i)(q-y) above in the aggregate exceed forty percent (40%) of all Eligible Accounts, and provided,  further,  that Foothill can lower the percentages set forth in subsection (i)(q-x) above if in the exercise of its Permitted Discretion it believes there has been a change in the creditworthiness of such Account Debtor(s),

               (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

               (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

               (l) Accounts, the collection of which, Foothill, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

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

               (m) Accounts that are not subject to a valid and perfected first priority Foothill Lien, or

               (n) accounts generated from key software components or other key copyrightable works for which there is no copyright registration pending or obtained, or once obtained, in which Foothill has not perfected its security interest.

               "Eligible Foreign Accounts" means those Accounts created by Borrower in the ordinary course of its business, that: (i) arise out of Borrower's sale of goods or rendition of services to each and any of CAE Electronics, Ltd., STN Atlas Elektronik, GMBH, and/or Thomson Training & Simulation, (ii) that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, (iii) with respect to STN Atlas Elektronik, GMBH, the Borrower has qualified to do business and is in good standing in Germany, (iv) with respect to Thomson Training & Simulation, the Borrower has qualified to do business and is in good standing in France, (v) with respect to CAE Electronics, Ltd. if legally required in order to take legal action against such Account Debtor, that Borrower remains qualified to do business and remains in good standing in Canada, and (vi)that are not excluded as ineligible by virtue of one or more of the criteria set forth in the definition of Eligible Accounts; provided, however, that such criteria may be fixed and revised from time to time by Foothill in Foothill's Permitted Discretion to address the results of any audit of Borrower's Accounts performed by Foothill from time to time after the Closing Date, or upon Foothill's review of the credit worthiness of each such foreign Account Debtor. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. At no time can Eligible Foreign Accounts exceed Three Million Dollars ($3,000,000).

               "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

               "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by


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

          the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
          Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
          Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

               "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1),
          (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
          Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

               "Event of Default" has the meaning set forth in Section 8.

               "Existing Lenders" mean Wells Fargo and Zions First National Bank, N.A.

               "FEIN" means Federal Employer Identification Number.

               "Foothill" has the meaning set forth in the preamble to this Agreement.

               "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; actual fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), actual filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of Borrower's checks; actual costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; actual costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor, if any; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor, if any, of the Obligations), irrespective of whether suit is brought.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

               "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, trade names, trademarks, servicemarks, patents, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and including all IP Collateral, other than goods, Accounts, and Negotiable Collateral.

               "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any
             entity  exercising  executive,   legislative,
          judicial, economic, regulatory or administrative functions of or pertaining to government.

               "Hazardous Materials" means:

                    (i) those  substances as defined as "hazardous  substances,"
               "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.;

                    (ii) those substances  designated as a "hazardous substance"
               under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1257 et seq., or defined as a "hazardous waste" under or pursuant to RCRA;

                    (iii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

                    (iv) such other  substances,  materials and wastes which are regulated under any Act, or which are classified as hazardous or toxic under any applicable Act.

                    All of the statutes, acts, codes, sections and tables listed above shall include all amendments, modifications and supplements thereto, together with all regulations promulgated pursuant to such statutes, acts, codes, sections and tables.

               "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
          (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

               "Indemnified Liabilities" has the meaning set forth in Section 11.3.

               "Indemnified Persons" means Foothill and its parents, subsidiaries and affiliates, attorneys, and each of their officers, directors, agents, employees, trustees, receivers, executors, and administrators, and the heirs, successors, and assigns of all of the foregoing.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

               "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement of even date herewith.

               "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

               "Investment Property" has the meaning set forth in Section 9115 of the Code.

               "IP  Collateral"  means  the items  defined  as  "Collateral"  in
          Section 1.1 of the Intellectual Property Security Agreement.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "L/C" has the meaning set forth in Section 2.3(a).

               "L/C Guaranty" has the meaning set forth in Section 2.3(a).

               "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

               "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

               "Loan Account" has the meaning set forth in Section 2.9.

               "Loan Documents" means this Agreement, the Assignment of Claims, Assignment of Sub-Leases, the Consent to Hypothecation of Lease, the Disbursement Letter, the Intellectual Property Security Agreement, the Lockbox Agreements, the Mortgages, the Stock Pledge Agreement, the Tenancy Statements, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

               "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

               "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

               "Lockbox Banks" means Wells Fargo Bank, N.A., or such other banks as may be agreed to by Foothill and Borrower from time to time.

               "Lockboxes" has the meaning set forth in Section 2.6.

               "Losses" shall mean any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs, and expenses (including, without limitation, actual attorneys' fees and costs of counsel retained by Foothill to monitor the proceedings and actions of Borrower in satisfying its obligations hereunder, and to advise and represent Foothill with respect to matters related hereto, including, without limitation, fees incurred pursuant to 11 U.S.C.) and all other professional or consultants' fees and expenses), whether or not an action or proceeding is commenced or threatened.

               "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such

          Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

               "Maximum Amount" means, as of any date of determination, Thirty Million Dollars ($30,000,000).

               "Maximum Letters of Credit Amount" means Thirty Million Dollars ($30,000,000).

               "Maximum   Revolving   Amount"  means  Twelve   Million   Dollars
          ($12,000,000).

               "Mortgages" means three or more Leasehold Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings executed by Borrower in favor of the trustee named therein for the benefit of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumbers the Real Property Collateral and the related improvements thereto.

               "Mortgage Policy" has the meaning set forth in Section 3.1(l).

               "Multiemployer  Plan" means a "multiemployer plan" (as defined in
          Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, securities, the UK Stock, documents, personal property leases (wherein Borrower is the lessor), and chattel paper.

               "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "Overadvance" has the meaning set forth in Section 2.4.

               "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

               "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lenders respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lenders and obtain a termination or release of all of the Liens existing in favor of Existing Lenders in and to the properties or assets of Borrower.

               "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

               "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

               "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases, so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (f) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (g) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (h) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (i) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, and (j) with respect to any Real Property that is not part of the Real Property Collateral, if any, easements, rights of way, zoning and similar covenants and restrictions, items of record, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the

          Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

               "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied in the exercise of its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

               "Person"  means  and  includes  natural  persons,   corporations,
          limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

               "Plans" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

               "Real  Estate  Advances"  has the  meaning  set forth in  Section
          2.2(a).

               "Real Estate Borrowing Base" has the meaning set forth in Section 2.2(a).

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

               "Real Property Collateral" means all of Borrower's right, title and interest in and to the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

               "Receivables  Advances"  has the  meaning  set  forth in  Section
          2.1(a).

               "Receivables Advances Borrowing Base" has the meaning set forth in Section 2.1(a).

               "Reference Rate" means the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate, and any successor rate established by Wells Fargo as an equivalent rate.

               "Remediate" and "Remediation" shall include, but not be limited to, the investigation of the environmental condition of the Real Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Real Property.

               "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

               "RP Release Price" has the meaning set forth in Section 7.4.

               "Securities Account" means a "securities account" as that term is defined in the Code.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts, other liabilities, and other commitments as they mature in the normal course of business,
          (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "Stock Pledge Agreement" means that certain Pledge and Security Agreement dated of even date herewith whereby Borrower pledges

          Sixty-Six  and  Two-Thirds   percent  (66  2/3%)  of  the  issued  and
          outstanding shares of the UK Stock.

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

               "Tenancy Statements" means those certain Tenancy Statements executed by each of Borrower's sub-lessees of a portion or portions of the Real Property Collateral, the form and substance of which is acceptable to Foothill in its sole and absolute discretion.

               "UK Stock" means the stock of Evans & Sutherland Computer LTD., a United Kingdom corporation.

               "Voidable Transfer" has the meaning set forth in Section 15.8.

               "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association, and any successor thereto.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

          1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this

     Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT.

          2.1 Revolving Receivables Advances.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Receivables Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of
          (i) the Receivables Borrowing Base; (ii) the Maximum Revolving Amount minus the Average Undrawn Portion of Letters of Credit not otherwise subtracted pursuant to Section 2.2 (a)(y), or (iii) the Maximum Amount minus the sum of the Average Undrawn Portion of Letters of Credit Amount and the outstanding Real Estate Advances.

               (b)  For  purposes  of  this  Agreement,   "Receivables  Advances
          Borrowing Base", as of any date of determination, shall mean the result of:

                    (x) the  lesser  of (i)  seventy-five  percent  (75%) of the value of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to twenty-five percent (25%) of Borrower's Collections with respect to Accounts for the immediately preceding ninety (90) day period, minus

                    (y) the Average Undrawn Portion of Letters of Credit (without duplication of such amounts if subtracted pursuant to Section 2.2(a), minus

                    (z) the aggregate amount of reserves, if any, established by
               Foothill under Sections 2.1(b), 6.11 and 10.

               (c) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against the Receivables Advance availability in such amounts as Foothill in its Permitted Discretion shall deem necessary or appropriate, without declaring an Event of Default, including reserves on account of (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any section of this Agreement or any other Loan Document and (ii) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the determination of Foothill in the exercise of its Permitted Discretion would be likely to have a priority superior to the Liens of Foothill (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral, other than a Permitted Lien.

               (d) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

               (e) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          2.2 Revolving Real Estate Advances.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Real Estate Advances") to Borrower in an amount outstanding not to exceed at any one time the Real Estate Borrowing Base. For purposes of this Agreement, "Real Estate Borrowing Base", as of any date of determination, shall mean the result of:

                    (x) the Amortizing Base Amount, minus

                    (y) the Average Undrawn Portion of Letters of Credit (without duplication of such amounts if subtracted pursuant to Section 2.1(a), minus

                    (z) the aggregate amount of reserves, if any, established by
               Foothill under Sections 2.2(b), 6.11 and 10.

               (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against the Real Estate Advance availability (but without duplication of the reserves established pursuant to Section 2.1(b)) in such amounts as Foothill in its Permitted Discretion shall deem necessary or appropriate, without declaring an Event of Default, including reserves on account of (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any section of this Agreement or any other Loan Document and (ii) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the determination of Foothill in the exercise of its Permitted Discretion would be likely to have a priority superior to the Liens of Foothill (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

               (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

               (d) Amounts borrowed pursuant to this Section 2.2 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          2.3 Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees or confirmations of payment (each such guaranty or confirmation, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed either the Maximum Amount or the Maximum Letters of Credit Amount.

          Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. All such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.4.

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit, unless the same shall have been occasioned by the gross negligence or willful misconduct of Foothill. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied or confirmed by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any Letter of Credit issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, unless the same shall have been occasioned by the gross negligence or willful misconduct of Foothill. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys' fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

               (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

               (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill, including, but not limited to bank issuance charges as the same may be charged from time to time, currently being charged at the rate of point seven percent (.7%) of the stated amount of such Letter of Credit, shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

               (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the undrawn amount of such outstanding Letters of Credit, (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit, or
          (iii) cause to be delivered in favor of Foothill letters of credit, in form and substance satisfactory to Foothill and issued by financial institutions, the identity of which is acceptable to Foothill, sufficient in an amount equal to 105% of the maximum amount of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

               (f) If by reason of (i) any change in any applicable Act or any change in the interpretation or application by any Governmental Authority of any such Act, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority, including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                    (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                    (B) there shall be imposed on the  issuing  bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

          and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.5(a) or (c), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this
          Section 2.3(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          2.4 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section 2.1 and, thereafter during such period of Overadvance, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit, and thereafter deposited into the Designated Account when such period of Overadvance ends.

          2.5  Interest  and  Letter  of  Credit  Fees:  Rates,   Payments,  and
     Calculations.

               (a) Interest Rate. Except as provided in clause (c) below, all Obligations as reflected in the Loan Account (except for undrawn Letters of Credit) shall bear interest at the per annum rate set forth below:

                    (i) if the sum of outstanding Advances,  outstanding Letters of Credit and L/C Guarantees, is less than Fifteen Million Dollars ($15,000,000), one and one-half (1 1/2) percentage points above the Reference Rate;

                    (ii) if the sum of outstanding Advances, outstanding Letters of Credit, and L/C Guarantees, is greater than or equal to Fifteen Million Dollars ($15,000,000), and equal to or less than Twenty-Two Million Dollars ($22,000,000), two (2) percentage points above the Reference Rate;

                    (iii) if the sum of outstanding Advances, outstanding Letters of Credit, and L/C Guarantees, exceeds Twenty-Two Million Dollars ($22,000,000), three (3) percentage points above the Reference Rate.

               (b) Letter of Credit Fee. Borrower shall pay Foothill a fee, payable monthly, (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to the amount set forth below:

                    (i) if the sum of outstanding Advances,  outstanding Letters of Credit, and L/C Guarantees, is less than Fifteen Million Dollars ($15,000,000), two (2) percent per annum times the daily balance of outstanding Letters of Credit;

                    (ii) if the sum of outstanding Advances, outstanding Letters of Credit, and L/C Guarantees, is between Fifteen Million Dollars ($15,000,000) and Twenty-Two Million Dollars ($22,000,000), two and one-quarter (2 1/4) percent per annum times the daily balance of outstanding Letters of Credit;

                    (iii) if the sum of outstanding Advances, outstanding Letters of Credit, and L/C Guarantees, exceeds Twenty-Two Million Dollars ($22,000,000), three and one-half (3 1/2) percent per annum times the daily balance of outstanding Letters of Credit.

     Such Letter of Credit fees shall continue to be owing and paid so long as any Letters of Credit remain outstanding (even after the termination or expiration of this Agreement), and even if Borrower cannot request the issuance of any additional Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest on the Daily Balance at a per annum rate equal to three (3)percentage points above the otherwise applicable rate, and (ii) the Letter of Credit fee provided in Section 2.4(b) shall be increased by three (3) percentage points above the fee otherwise payable.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than eight and three-quarters percent (8 3/4%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.3(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.10 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (f) Computation. The Reference Rate as of the date of this Agreement is nine and one half percent (9 1/2%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.6 Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill. If there are no outstanding Receivables Advances, and the Collections received in the Lockbox Account were from sources other than RP Release Price(s), such amounts shall thereafter forthwith be deposited in the Designated Account.

          2.7 Crediting Payments; Float Charge; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for one (1) Business Day of `clearance' or `float' at the rate set forth in
     Section 2.4(a) or (c), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under
     Section 2, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of

     Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

          2.8 Designated Account. Foothill is authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.4(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.9 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.6, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses or any other charges owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

          2.10 Fees. Borrower shall pay to Foothill the following fees:

               (a) Closing Fee. On the Closing Date, a closing fee of Three Hundred Thousand Dollars ($300,000);

               (b) Unused Line Fee. On the first day of each calendar quarter during the term of this Agreement, an unused line fee, payable in arrears, in an amount equal to three-eights of one percent (.375%) per annum times the Maximum Amount minus (i) the Average Undrawn Portion of the Letters of Credit; and (ii) the average Daily Balance of all outstanding Advances.

               (c) Audit Appraisal and Valuation Charges. Audit appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus actual out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Foothill, (ii) an initial charge of $3,000 plus actual out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a monthly servicing fee of $3,000 (provided, however, such monthly servicing fee shall be increased to $5,000 per month if Borrower has not established a electronic reporting system in form and substance reasonably satisfactory to Foothill within six months of the Closing Date), and (iv) the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

     3. CONDITIONS; TERM OF AGREEMENT.

          3.1 Conditions Precedent to the Initial Advance and the Initial Letter of Credit. The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

               (a) the Closing Date shall occur on or before December 15, 2000;

               (b) Foothill shall have received a conformed copy of its filed financing statement;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    (i) the Assignment of Claims;

                    (ii) the Assignment of Sub-Leases;

                    (iii) the Consent to Hypothecation of Lease;

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

                    (iv) the Disbursement Letter;

                    (v) the Intellectual Property Security Agreement;

                    (vi) the Lockbox Agreements;

                    (vii) the Mortgages;

                    (viii) the Pay-Off  Letter,  together  with UCC  termination statements and other documentation evidencing the termination by Existing Lenders of their Liens in and to the properties and assets of Borrower; and

                    (ix) the Stock Pledge Agreement.

               (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

               (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Foothill and its counsel;

               (i) Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

               (j) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

               (k) Foothill shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real
          Property Collateral issued by a title insurance company satisfactory to Foothill ("Mortgage Policy") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on the Real Property Collateral are valid and enforceable first priority mortgage Liens on the Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to Foothill;

               (l) Foothill shall have received a Phase I report concerning the Real Property Collateral reasonably satisfactory to Foothill;

               (m) intentionally deleted;

               (n) Foothill shall have received satisfactory evidence that the outstanding convertible debentures of Borrower are subordinate in payment and priority to the Obligations;

               (o) Foothill shall have completed its review of the litigation between Borrower and Lockheed Martin Corporation, and shall have approved of the same;

               (p) Foothill shall have completed its review of the Sanmina manufacturing agreement, and shall have approved of the same;

               (q)  Foothill   shall  have  received   Borrower's   fiscal  2001
          projections,   including  availability  projections,  and  shall  have
          approved of the same;

               (r) Foothill shall have received and reviewed key provisions of outstanding letters of credit, and shall have approved of the same; and

               (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          3.2 Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates; and

               (d) there shall not have occurred a Material Adverse Change.

          3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Foothill and its counsel;

               (b) Intentionally Deleted;

               (c) within thirty (30) days of the Closing Date, deliver to Foothill, in form and substance satisfactory to Foothill, Tenancy Statements executed by each of the sub-tenants of the Real Property Collateral; and

               (d) within forty-five (45) days of the Closing Date, Foothill shall have received searches reflecting the filing of its financing statements.

          3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date that is two (2) years from the Closing Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

          3.6 Early Termination or Paydown by Borrower.

               (a) Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), together with a premium (the "Early Paydown Premium") equal to one percent (1%) of the Maximum Amount for each full year and portion of a full year remaining in the original term hereof. The foregoing notwithstanding: (i) should Borrower elect to terminate this Agreement with replacement financing from Wells Fargo, and (ii) such replacement financing occurs after the first annual anniversary of the Closing Date; then no Early Paydown Premium shall be owing.

               (b) The Early Paydown Premium shall be due and owing should Borrower reduce the Obligations reflected on the Loan Account with any borrowed money or money generated in whole or in part from additional capitalization, other than with money borrowed from Wells Fargo, as noted immediately above.

          3.7 Termination Upon Event of Default. If Borrower shall default in the payment of any sums due pursuant to this Agreement, or in the performance of any of the terms and conditions contained herein, such default shall be, and be deemed to be, an attempt by Borrower to avoid the Early Paydown Premium, and consequently, upon such default Foothill shall be entitled to collect such Early Paydown Premium from Borrower with the same effect as if Borrower had voluntarily elected to prepay the
     Obligations. Borrower and Foothill agree that in view of the impracticability and extreme difficulty of ascertaining actual damages, the Early Paydown Premium is a reasonable calculation of Foothill's lost profits as a result thereof. The Early Paydown Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Paydown Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

     4. CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all of Borrower's interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrower shall not dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

          4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

          4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence of an Event of Default, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

          4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

          4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts,
     (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower,
     (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

          4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours to inspect Borrower's Books and to check, test, and appraise the Collateral, in accordance with the requirements of Governmental Authorities, if any, in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          4.7 Control Agreements. Upon the request of Foothill, Borrower agrees that it will enter into one or more Control Agreements. Borrower further agrees that it will not thereafter transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

     5. REPRESENTATIONS AND WARRANTIES.

     In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all material respects as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance and Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral (excluding the IP Collateral, which is the subject of the representations set forth in the Intellectual Property Security Agreement), free and clear of Liens except for Permitted Liens.

          5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account conforms to the requirements set forth in the definition of Eligible Accounts.

          5.3 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 87-0278175.

          5.4 Due Organization and Qualification; Subsidiaries.

               (a) Except as otherwise set forth on Schedule 5.4, Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

               (b) Set forth on Schedule 5.4, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (c) Except as set forth on Schedule 5.4, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

          5.5 Due Authorization; No Conflict.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

               (c) Other than the filing of appropriate financing statements, fixture filings, and the Intellectual Property Security Agreement, the recording of the Mortgages, obtaining the Consent to Hypothecation of Lease and the Tenancy Statements, the execution of the control agreement in the Stock Pledge Agreement, and Borrower's 10-Q and 10-K filing with the Securities and Exchange Commission, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person, excluding any foreign filings that may be required to perfect security interests in Collateral outside the United States.

               (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens, on Collateral located in the United States.

          5.6 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.6; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not cause a Material Adverse Change.

          5.7 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

          5.8 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          5.9 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. To the best of Borrower's knowledge, no ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. To the best of Borrower's knowledge, none of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of

     Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.10 Environmental Condition.

               (a) Borrower has not used Hazardous Materials at or affecting the Real Property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Materials, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action.

               (b) To the best of Borrower's knowledge, no prior or current owner, occupant or operator of the Real Property has used Hazardous Materials at or affecting the Real Property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Materials, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action, other than as set forth in that certain "De Minimus" Letter dated August 16, 2000 from the State of Utah Department of Environment Quality, Division of Air Quality, to Borrower.

          5.11 Compliance With The ADA.

               (a) All of the Real Property is presently used as an administrative, office, manufacturing, or distribution facility and for other commercial purposes, and no portions of the Real Property are used as or for a "public accommodation," within the meaning of the ADA.

               (b) To the best of Borrower's knowledge, Borrower has made all modifications or provided all accommodations which may be required to be made or provided by Borrower to the Real Property pursuant to the ADA in order to accommodate the needs and requirements of any disabled persons.

               (c) Borrower has received no notice or complaint regarding any noncompliance with the ADA of any of the Real Property, and, to the best of Borrower's knowledge, there has been no threatened litigation alleging any such noncompliance by Borrower or the Real Property.

          5.12 Compliance with Laws. Borrower has complied with the requirements of all Acts including the Fair Labor Standards Act and the ADA.

          5.13   Registration   of  Copyrights.   Borrower  has  registered  all
     copyrights, or has such copyright applications pending, for all key software components and other key copyrightable works from which Eligible Accounts are generated.

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

     6. AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

          6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a)on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (1) a detailed calculation of the Borrowing Base, and (2) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (1) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, and (2) a report listing the status of all new or pending copyright registrations, (d) on each Business Day, notice of all returns, disputes, or claims, (e) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (f) on a quarterly basis, a detailed list of Borrower's customers, (g) on a monthly basis, a calculation of the Dilution for the prior month; (h) upon request, Borrower's electronic data, and (i) such other reports as to the Collateral or the financial condition of Borrower as Foothill may reasonably request from time to time.

          6.3 Financial Statements, Reports, Certificates.  Deliver to Foothill:
     (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet and income statement covering Borrower's operations during such period; (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Borrower's fiscal years, a company prepared statement of cash flow covering Borrower's operations during such period; and (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by nationally recognized independent certified public accountants and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any violation of the financial covenants set forth in Section 7.17 herein. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver unaudited financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

          Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

          Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a Compliance
     Certificate in the form set forth on Exhibit C-1 signed by its chief financial officer or Vice President/Treasurer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and
     (iii)on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

          Each month, together with the financial statements provided pursuant to Section 6.3(a), that also is the date on which a financial covenant in
     Section 7.17 is to be tested, Borrower shall deliver to Foothill a Compliance Certificate in the form set forth in Exhibit C-2 signed by its chief financial officer or Vice President/Treasurer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) Borrower is in compliance with the financial covenant in Section 7.17, and demonstrating in reasonable detail compliance at the end of such period with such financial covenant, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

          6.4 Tax Returns. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld and shall not be withheld if such credit memo is required by written agreement between Borrower and its Account Debtor), issue a credit memorandum in the appropriate amount to such Account Debtor.

          6.6 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof reasonably satisfactory to Foothill indicating that Borrower has made such payments or deposits.

          6.8 Insurance.

               (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability,  and  property  damage  insurance  relating  to  Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms is defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such polices, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property, in an amount of not less than Two Million Dollars ($2,000,000); and (iii) such other risk as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every twelve
          (12) months at Borrower's cost.

               (c) All insurance required herein shall be written by companies with a rating of Best's B+, VII, or better, which are authorized to do insurance business in the State of Utah. Such insurance shall be in form satisfactory to Foothill, shall with respect to hazard insurance and such other insurance as Foothill shall specify, name as the loss payee thereunder Borrower and Foothill, as their interests may appear, and shall contain a California Form 438BFU (NS) mortgagee endorsement, or its local equivalent. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property.

               (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance and Foothill shall have the right: (i) to adjust any loss following an Event of Default, or (ii) to adjust any loss in excess of One Hundred Thousand Dollars ($100,000). To the extent set forth in the immediately preceding sentence, Foothill shall have the exclusive right to adjust such losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including, but not limited to, the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements or restorations. All restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property to destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, all prepaid premiums shall be the sole and absolute property of Foothill to be applied by Foothill to the payment of the Obligations in such order or form as Foothill shall determine.

               (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) mortgagee endorsement, or its local equivalent. Borrower shall immediately notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies shall immediately thereafter be provided to Foothill.

          6.9 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.10 Compliance with Laws. Comply with the requirements of all applicable Acts, including the Fair Labor Standards Act and the ADA, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

          6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its Permitted Discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

          6.12 Environmental Condition.

               (a) Borrower shall keep or cause the Real Property to be kept free of Hazardous Materials, except those Hazardous Materials used in compliance with all applicable Acts and not cause or permit the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Materials except in compliance with all applicable Acts.

               (b) Borrower shall exercise all reasonable efforts to ensure compliance by all operators, and occupants of the Real Property with all applicable Acts and will ensure that all such operators and occupants obtain and comply with any and all required approvals, registrations, or permits.

               (c) Upon the reasonable request of Foothill, Borrower shall conduct and complete all investigations, studies, samplings, and testings relative to Hazardous Materials at or affecting the Real Property, unless it is prohibited from doing so by reason of its written subleases with Borrower's sublessees. Upon the written request of Foothill from time to time, Borrower shall provide Foothill at Borrower's sole cost and expense and without any liability to Foothill, with an environmental site assessment or an environmental audit report, or an update of such assessment or report, by an environmental engineering firm reasonably acceptable to Foothill, all in scope, form, and content reasonably satisfactory to Foothill, to assess with a reasonable degree of certainty the presence or absence of Hazardous Materials and the potential cost in connection with the Remediation of any Hazardous Materials at or related to the Real

          Property. Upon demand of Foothill, and at Borrower's sole cost and expense, Borrower shall promptly take all actions to Remediate the Real Property which are required by any Governmental Authority, or which are reasonably necessary to mitigate a spill or a violation of any applicable Act. All such work shall be performed by one or more contractors selected by Borrower and approved in advance and in writing by Foothill, which such consent shall not be unreasonably withheld or delayed. Borrower shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be in accordance with all applicable requirements of all Acts. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the business or occupation at or near the Real Property. Borrower shall pay all costs in connection with such investigatory and remedial activities, including but not limited to, all power and utility costs, any and all taxes or fees that may be applicable to such activities. Borrower shall promptly provide to Foothill copies of testing results and reports that are generated in compliance with the above activities. Promptly upon completion of such investigation and
          Remediation, Borrower shall permanently seal or cap all monitoring wells and test holes to industrial standards and compliance with all applicable Acts, remove all associated equipment, and restore the Real Property to the condition existing prior to the commencement of Remediation, which shall include, without limitation, the repair of any surface damage, including paving caused by such investigation or Remediation hereunder. Within ten (10) days of demand therefor, Borrower shall provide Foothill with a bond, letter of credit, or similar financial insurance evidencing that the necessary funds are available for the obligations established by this subparagraph.

               (d) The obligations of Borrower and the rights of Foothill with respect to Hazardous Materials are in addition to and not in substitution of the obligations of Borrower and the rights of Foothill under all applicable Acts. The obligations of Borrower and the rights of Foothill, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary, (i) shall not be subject to any antideficiency laws or protections, if any, (ii) shall survive (y) a non-judicial sale, judicial sale or deed or other transaction in lieu of such sale hereunder, and (z) the repayment of the Obligations. In the event Borrower does not timely perform any of its obligations with respect to Hazardous Materials, Foothill may perform such obligations, but is not obligated to, at the expense of Borrower and such expense shall be added to the obligations and shall not cure Borrower's breach under this Agreement.

          6.13 Compliance With The ADA.

               (a) Borrower shall promptly provide Foothill with copies of all notices or claims which may be received by Borrower and involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of the Real Property with the requirements of the ADA.

               (b) Borrower shall observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Real Property, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Real Property to be accessible to all persons if the use of any of the Real Property or any part thereof becomes a "public accommodation," as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Borrower.

          6.14 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.14; provided, however, that Borrower may amend Schedule 6.14 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement; the foregoing notwithstanding, Borrower may move Inventory and Equipment to locations outside the United States, provided that the fair market value of such Inventory and Equipment shall, in the aggregate, never exceed Ten Million Dollars ($10,000,000).

          6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Foothill if any written information, exhibit, or report furnished to Foothill contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

          6.16 Title to Equipment. Upon Foothill's reasonable request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

          6.17 Registration of Copyrights. Borrower will continue processing copyright registrations for all key software components and other key copyrightable works from which Eligible Accounts are generated, and will cooperate with Foothill in obtaining perfected security interests in such items when the copyright registration is completed.

     7. NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following:

          7.1  Indebtedness.   Create,  incur,  assume,  permit,  guarantee,  or
     otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

               (b) Indebtedness set forth in the latest financial statements of Borrower submitted to Foothill on or prior to the Closing Date;

               (c) Indebtedness secured by Permitted Liens;

               (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and
          (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness;

               (e) unsecured indebtedness which, in the aggregate, does not exceed Ten Million Dollars ($10,000,000); and

               (f) capitalized leases as set forth on the financial statements delivered by Borrower to Foothill which, in the aggregate, do not exceed Two Million Two Hundred Thousand Dollars ($2,200,000).

          7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

          7.3 Restrictions on Fundamental Changes. Unless expressly permitted under Section 7.4, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          7.4 Disposal of Assets.

               (a) Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets: (i) other than the sale, lease, disposition, transfer, mortgage, hypothecation, or contribution of REALimage or Rapid Site; or (ii) other than sales of obsolete Inventory to buyers in the ordinary course of Borrower's business as currently conducted in an amount in excess of Five Million Dollars ($5,000,000) in any fiscal year; or (iii) sell Borrower's interest in that portion of the Real Property Collateral commonly known as 540 Arappen Drive for less than Two Million One Hundred Fifty Thousand Dollars ($2,150,000: such amount, a "RP Release Price"); or (iv) sell Borrower's interest in that portion of the Real Property Collateral commonly known as 580 Arappen Drive for less than Three Million Three Hundred Sixty-Eight Dollars ($3,368,000: such amount, a "RP Release Price"). The proceeds of all such sales shall constitute Collections.

               (b) The foregoing provisions of Section 7.4(a) notwithstanding, Borrower may continue to grant non-exclusive licenses of the IP Collateral to third parties in the ordinary course of Borrower's business, as historically conducted, and can abandon or otherwise discontinue registrations on portions of the IP Collateral which Borrower, acting in good faith and in the exercise of its business judgment, believes prudent.

          7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6 Nature of Business. Unless expressly permitted under Section 7.4, make any material change in the principal nature of Borrower's business.

          7.7 Prepayments and Amendments.

               (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

               (b) Directly or indirectly, materially amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

          7.8  Change  of  Control.   Cause,  permit,  or  suffer,  directly  or
     indirectly, any Change of Control.

          7.9 Distributions. Make any distribution, except as expressly permitted in Section 7.11, or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding. The foregoing notwithstanding, Borrower may make distributions or equity investments in Affiliates or joint ventures to which Borrower is a party, in an aggregate amount not to exceed Seven Million Dollars ($7,000,000) so long as Borrower has at least Five Million Dollars ($5,000,000) of availability pursuant to Section 2.2 at the time of such distribution or equity investment after giving effect to the distribution or equity investment.

          7.10 Accounting Methods. Materially modify or change its method of accounting or enter into, modify, or terminate any material agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition.

          7.11 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with
     (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to any Person that is not an Affiliate; provided, however, that Borrower may loan, or have outstanding at any time, Five Million Dollars ($5,000,000) to any Person that is not an Affiliate so long as Borrower has at least Five Million Dollars ($5,000,000) of availability pursuant to Section 2 at the time of such loan, advance, capital contribution or transfer of property after giving effect to the loan, advance, contribution or transfer, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

          7.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

          7.13 Suspension. Suspend or go out of a substantial portion of its business.

          7.14 Compensation. Intentionally Deleted.

          7.15 Use of Proceeds. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

          7.16 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

          7.17 Financial Covenants. Maintain Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

     ------------------------------- ----------------------------------------
           Applicable Amount                   Applicable Date
     ------------------------------- ----------------------------------------
              $80,000,000                         12/31/00
     ------------------------------- ----------------------------------------
              $74,000,000                          3/31/01
     ------------------------------- ----------------------------------------
              $71,500,000                          6/30/01
     ------------------------------- ----------------------------------------
              $74,000,000                          9/30/01
     ------------------------------- ----------------------------------------
              $80,000,000               12/31/01, and the last day of each
                                            fiscal quarter thereafter
     ------------------------------- ----------------------------------------

          7.18 Capital Expenditures. Make capital expenditures in any fiscal year in excess of Twelve Million Dollars ($12,000,000).

          7.19 Securities Accounts. If one or more Control Agreements are required pursuant to Section 4.7, establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

     8. EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that if the fees, charges, or Foothill Expenses are not charged to Borrower's Loan Account because the posting of the same would cause the Obligations to exceed the Maximum Amount, it shall be an Event of Default if Borrower does not pay the same within five (5) days;

          8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement(unless expressly not a default under a Loan Document), in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill; provided, however, (i) that Borrower's failure or neglect to comply with Section 6.2 (Collateral Reporting) shall not constitute an Event of Default hereunder unless such failure or neglect continues for five (5) days or more, (ii) that Borrower's failure or neglect to comply with Section 6.3 (Financial Statements), Section 6.7 (Taxes), and Section 6.14 (Location of Inventory and Equipment) shall not constitute an Event of Default hereunder unless such failure or neglect continues for fifteen (15) days or more, and (iii) that Borrower's failure or neglect to comply with Section 6.1 (Accounting System), Section 6.4 (Tax Returns), Section 6.6 (Maintenance of Equipment) Section 6.11 (Leases),
     Section 6.12 (Environmental Compliance), and Section 6.13 (ADA) shall not constitute an Event of Default hereunder unless such failure or neglect continues for thirty (30) days or more;

          8.3 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, or agreement contained in the Mortgages;

          8.4 Intentionally Deleted;

          8.5 If: (i) any portion of Borrower's properties or assets which constitutes Real Property Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person, or (ii) any portion of Borrower's properties or assets which does not constitute Real Property Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person the value of which exceeds Five Hundred Thousand Dollars ($500,000);

          8.6 If an Insolvency Proceeding is commenced by Borrower;

          8.7 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

          8.8 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.9 If a notice of Lien, levy, or assessment is filed of record with respect to any material portion of Borrower's properties or assets, or against any Collateral, by any Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets, and the same is not paid on the payment date thereof or bonded around, the form and substance of which is satisfactory to Foothill;

          8.10 If: (i) a judgment or other claim becomes a Lien or encumbrance upon any of the Real Property Collateral, or (ii) a judgment or other claim in excess of Five Hundred Thousand Dollars ($500,000) becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets, other than Real Property Collateral;

          8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

          8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn.

     9. FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which are commercially reasonable under the circumstances, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses actually incurred or expended in connection therewith;

               (e) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Tangible Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license (subject to superior rights of sublessees, if any) to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

               (f) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

               (g) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

               (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (j) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                    (1) Foothill shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The  notice  shall be  personally  delivered  or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Provided that it is disposed of in such a market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                    (3) If the sale is to be a public sale,  Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (k) Foothill may credit bid and purchase at any public sale; and

               (l) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

               (m) Exercise any rights and remedies with respect to the Real Property Collateral set forth in the Mortgages.

               In the event that Foothill or its successor, whether by foreclosure, transfer in lieu of foreclosure, purchase at foreclosure or otherwise, acquires ownership rights in the IP Collateral, Foothill or such successor shall affirm, and not seek to repudiate or otherwise cancel or modify the rights of any licensee of the IP Collateral, other than as expressly provided in the document, agreement or instrument evidencing or governing such license.

          9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

          9.3 Foreclosure Not A Discharge. Foreclosure shall not operate as a discharge to Borrower's Obligations to Foothill as to Hazardous Materials and the indemnity provisions in Section 11; and in the event Borrower tenders a deed in lieu of foreclosure for all or part of the Real Property, Borrower shall deliver such property to Foothill (or its designee) free of any and all Hazardous Materials which do not comply with applicable Acts. The indemnity provisions in Section 11 shall not be discharged or affected in any way by foreclosure or by Foothill's acceptance of a deed in lieu thereof.

     10. TAXES AND EXPENSES REGARDING THE COLLATERAL.

     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in
Section 6.8, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

          11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

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

          11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all: (a) obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document including, but not limited to, those claimed by any broker or finder, and (b) Losses, and (c) Losses (including attorneys' fees) suffered or incurred by any Indemnified Person, regardless of negligence, whether as a holder of security interests in Real Property, as mortgagee in possession, or as successor in interest to Borrower as owner of the Real Property by virtue of foreclosure or acceptance of a deed or other transaction in lieu of foreclosure, or after partial or total reconveyance of the mortgage, arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with the use, storage, disposal, generation, transportation, spill, or treatment of any Hazardous Materials at or related to the Real Property whether or not originating or emanating from the Real Property (all of the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement.

     12. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

     If to Borrower:         EVANS & SUTHERLAND COMPUTER CORPORATION
                             600 Komas Drive
                             Salt Lake City, Utah  84108
                             Attn:  Vice President/Treasurer
                             Fax No.  801.588.4510

     with copies to:         SNELL & WILMER
                             15 West South Temple, Suite 1200
                             Salt Lake City, Utah  84101
                             Attn:  Brian Cunningham, Esq.
                             Fax No. 801.257.1800

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

     If to Foothill:         FOOTHILL CAPITAL CORPORATION
                             2450 Colorado Avenue
                             Suite 3000 West
                             Santa Monica, California 90404
                             Attn: Business Finance Division
                                   Manager
                             Fax No. 310.453.7413

     with copies to:         BUCHALTER, NEMER, FIELDS & YOUNGER
                             601 South Figueroa Street, Ste 2400
                             Los Angeles, California  90017
                             Attn:  Kevin M. Brandt, Esq.
                                    Re:  F6415-0097
                             Fax No. 213.896.0400

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF
CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT


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

CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. DESTRUCTION OF BORROWER'S DOCUMENTS.

     All documents (excluding certificates of title or original invoices for which Borrower does not have a copy), schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15. GENERAL PROVISIONS.

          15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations.
     Foothill may assign this Agreement and its rights and duties hereunder to another Person, with the prior consent of Borrower, which such consent shall not be unreasonably withheld or delayed. The foregoing notwithstanding, Foothill may assign this Agreement and its rights and duties hereunder as part of a bulk assignment along with other loans in Foothill's portfolio, and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business, provided such assignee or participant signs a non-disclosure agreement substantially in the form signed by Foothill. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

          15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context,


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

     everything contained in each section applies equally to this entire Agreement.

          15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

          15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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

          15.9 Lending Relationship. Nothing contained in the this Agreement or any of the other Loan Documents shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture, or any association between Borrower and Foothill, it being expressly understood and agreed that nothing contained in this Agreement or the other Loan Documents shall be deemed to create any relationship between Borrower and Foothill other than the relationship of borrower and lender.

          15.10 Integration. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation


                         By          /s/ Rhonda Foreman
                            ----------------------------------------------
                                     Rhonda Foreman,
                                     Senior Vice President


                         EVANS & SUTHERLAND COMPUTER
                         CORPORATION, a Utah corporation


                         By          /s/ R. Gaynor
                            ----------------------------------------------
                                     Richard J. Gaynor
                                     Vice President and
                                     Chief Financial Officer












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